UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GREEN GIANT INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

The information in this preliminary Proxy Statement/Prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary Proxy Statement/Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION — DATED JANUARY 24, 2024

Investing in Green Giant Enterprise Inc. (“GGE BVI”) securities involves a high degree of risk. See “risk factors and caution regarding forward-looking statements” beginning on page 15 for a discussion of information that should be considered in connection with an investment in GGE BVI securities.

GGE BVI is not a Chinese operating company but a British Virgin Islands holding company and, after consummation of the merger with Green Giant Inc., it will have operations conducted by its subsidiaries based in China. We currently conduct our business substantially through our variable interest entity, or VIE, Shaanxi Guangsha Investment and Development Group Co., Ltd. (“Guangsha”). This structure involves unique risks to investors. The contractual arrangements through which we control our VIE have also not been tested in the courts of the PRC and there is substantial uncertainty as to whether they are legally enforceable in the PRC. Such VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold direct equity interests in our Chinese operating subsidiaries. There is a possibility that Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, and this could cause the value of such securities to significantly decline or become worthless. See “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization” for more information. GGE BVI is the primary beneficiary of the VIE for accounting purposes. GGE BVI is the holding company that the investors will hold an interest.

GGE BVI is also subject to the legal and operational risks associated with being based in and having the majority of its operations in China. These risks could result in material changes in operations, or a complete hindrance of GGE BVI’s ability to offer or continue to offer its securities to investors, and could cause the value of GGE BVI’s securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review, which requires cyberspace companies with personal information of more than one (1) million users that want to list their securities on a non-Chinese stock exchange to file a cybersecurity review with the Office of Cybersecurity Review of China. On December 28, 2021, a total of thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Measures of Cybersecurity Review, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because our current operations do not possess personal information from more than one million users at this moment, GGE BVI does not believe that it is subject to the cybersecurity review by the CAC.

As of the date of this proxy statement/prospectus, neither the Measures of Cybersecurity Review nor the anti-monopoly regulatory actions has impacted GGE BVI’s ability to conduct its business, accept foreign investments, or continue its listing on Nasdaq or on another non-Chinese stock exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact the Company’s overall business and financial outlook. In summary, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns have not affected our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on GGE BVI’s daily business operation, the ability to accept foreign investments and list on a U.S. or non-Chinese exchange. The Standing Committee of the National People’s Congress

(the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require GGE BVI or any of its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

Because GGE BVI does not hold equity interests in the VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIEs. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and the value of our shares of common stock may depreciate significantly. The arrangements of VIE agreements are less effective than direct ownership due to the inherent risks of the VIE structure and that GGE BVI may have difficulty in enforcing any rights it may have under the VIE agreements with the VIEs, its founders and shareholders in the PRC because all of the VIE agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States, and where the Chinese government has significant oversight and discretion over the conduct of GGE BVI’s business and may intervene or influence GGE BVI’s operations at any time with little advance notice, which could result in a material change in our operations and/or the value of your common stock. In addition, the contractual agreements with the VIEs have not been tested in court in China and this structure involves unique risks to investors. Furthermore, these VIE agreements may not be enforceable in China if the PRC authorities or courts take a view that such VIE agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, GGE BVI may not be able to derive economic benefits from the VIEs and GGE BVI’s ability to conduct its business may be materially and adversely affected. Any references to economic benefits that accrue to GGE BVI because of the VIEs are limited to, and subject to conditions we have satisfied for consolidation of the VIEs under U.S. GAAP. The VIEs are consolidated for accounting purposes but none of them is an entity in which GGE BVI owns equity. GGE BVI does not conduct any active operations and is the primary beneficiary of the VIEs for accounting purposes. See “Risk Factors And Caution Regarding Forward-Looking Statements — Risks Relating to doing business in China” for more information.

As of the date of this proxy statement/prospectus, GGE BVI and Green Giant Inc have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. As of June 30, 2022, Green Giant Inc has not transferred any cash through any of its subsidiaries. For a detailed description of the restrictions and related risks, see “Risk Factors And Caution Regarding Forward-Looking Statements — Risks Relating to doing business in China — Government control of currency conversion of and regulations on loans to, and direct investment in, PRC entities by offshore holding companies may delay us from making loans or additional contributions to our PRC subsidiaries, which could restrict our ability to utilize the proceeds from the Business Combination effectively and affect our ability to fund and expand our business.”

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF SHAREHOLDERS OF
GREEN GIANT INC.

PROSPECTUS FOR CLASS A ORDINARY SHARES OF GREEN GIANT ENTERPRISE INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2024

[            ], 2024

Dear Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Giant Inc. (“Green Giant,” “we” or “our”), to be held on [            ], 2024, at 10:00 a.m. China time, at our corporate offices located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will ask you to consider the following proposals:

•        To elect Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as directors; and

•        To ratify the appointment of OneStop Assurance PAC (“OneStop”) as our independent registered public accountants for the fiscal year ending September 30, 2024; and

•        To authorize and approve the Company’s 2024 Equity Incentive Plan, as amended, (the “Plan” or the “2024 Equity Incentive Plan”); and

•        To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Green Giant Enterprise Inc. (“GGE BVI”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which GGE BVI will be the surviving company;

•        To adopt the Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, (the “Class A Ordinary Shares”), and 50,000,000 Class B ordinary shares, no par value (the “Class B Ordinary Shares”);

•        To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”); and

•        To transact such other business that may properly come before the meeting or at any adjournment thereof.

Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. We encourage you to read the Form 10-K. It includes our audited financial statements.

Shareholders of record as of [            ], 2024 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Sincerely,

/s/ Yuhuai Luo
Yuhuai Luo Chairman of the Board

i

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2024

[            ], 2024

To the Shareholders of GREEN GIANT INC.:

NOTICE IS HEREBY given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Giant Inc. (the “Green Giant”) will be held at our corporate offices located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000, on [            ], 2024 at 10:00 a.m. (China time) for the following purposes:

•        To elect Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as directors; and

•        To ratify the appointment of OneStop Assurance PAC (“OneStop”) as our independent registered public accountants for the fiscal year ended September 30, 2024; and

•        To authorize and approve the Company’s 2024 Equity Incentive Plan, as amended, (the “Plan” or the “2024 Equity Incentive Plan”); and

•        To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Green Giant Enterprise Inc. (“GGE BVI”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which GGE BVI will be the surviving company;

•        To adopt the Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, (the “Class A Ordinary Shares”), and 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”);

•        To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”); and

•        To transact such other business that may properly come before the meeting or at any adjournment thereof.

More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at an adjournment or postponement of such meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is counted at the meeting, please vote as soon as possible.

For the Board of Directors,

/s/ Yuhuai Luo
Yuhuai Luo Chairman of the Board

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN,
DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED.

iii

GREEN GIANT INC.
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

These proxy materials are furnished to you for use at the Annual Meeting of Shareholders of Green Giant (the “Annual Meeting”) to be held on [            ], 2024 at 10:00 a.m. (China time), or at any postponement or adjournment of the Annual Meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our offices located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000. Shareholders of record as of [            ] (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

[            ] is the approximate date on which this Proxy Statement, Notice of Annual Meeting of Shareholders (“Notice”) and accompanying form of proxy are first being sent to shareholders. Our principal executive offices are located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000, and our telephone number is + 86 91 6262 2612.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:     What is the purpose of the Annual Meeting?

A:     To vote on the following proposals:

•        To elect Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as directors;

•        To ratify the appointment of OneStop Assurance PAC (“OneStop”) as our independent registered public accountants for the fiscal year ended September 30, 2024;

•        To authorize and approve the Company’s 2024 Equity Incentive Plan, as amended, (the “Plan” or the “2024 Equity Incentive Plan”);

•        To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Green Giant Enterprise Inc. (“GGE BVI”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which GGE BVI will be the surviving company;

•        To adopt the Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, (the “Class A Ordinary Shares”), and up to 50,000,000 Class B ordinary shares, no par value (the “Class B Ordinary Shares”);

•        To approve an alteration to the existing shares of the Company by the conversion of each of the Company’s issued and paid up shares of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”); and

•        To transact such other business that may properly come before the meeting or at any adjournment thereof.

Q:     What are the Board of Directors’ recommendations?

A:     The Board recommends a vote:

•        FOR the election of Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as directors;

•        FOR the appointment of OneStop as our independent registered public accountants for the fiscal year ended September 30, 2024;

•        FOR the approval of the Company’s 2024 Equity Incentive Plan;

•        FOR the approval of the Merger Agreement and the Redomicile;

•        FOR the approval of the M&A; and

•        FOR the approval of the Reclassification.

Q:     Who is entitled to vote at the meeting?

A:     Shareholders Entitled to Vote.    Shareholders who our records show owned shares of Green Giant as of the close of business on the Record Date may vote at the Annual Meeting.

On the Record Date, we had a total of [            ] shares of Green Giant common stock (“Common Stock”) issued and outstanding, which were held of record by [            ] shareholders and no shares of preferred stock were outstanding. Each share of Common Stock is entitled to one vote. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

Registered Shareholders.    If your shares are registered directly in your name with Green Giant’s transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice was provided to you directly by Green Giant. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Shareholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:     Can I attend the meeting in person?

A:     You are invited to attend the Annual Meeting if you are a registered shareholder or a street name shareholder as of the Record Date. In addition, you must also present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

Q:     How can I vote my shares?

A:     Registered Shareholders:    Registered shareholders may vote in person at the Annual Meeting or by completing, signing and dating the proxy card and returning it in the prepaid envelope provided.

Street Name Shareholders:    If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Street name shareholders may generally vote by one of the following methods:

By Mail.    If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on Voting Instruction Card.    Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

In Person with a Proxy from the Record Holder.    A street name shareholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card provided to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:     If I submit a proxy, how will it be voted?

A:     When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, however, the shares will be voted in accordance with the above recommendations of our Board of Directors. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:     Can I change my vote?

A:     You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive office (6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

Q:     What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:     You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:     What quorum is required for the Annual Meeting?

A:     At the Annual Meeting, the presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:     How are votes counted?

A:     Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

In the election of directors, the five nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. The proposal for the ratification of the independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and voting instructions are not given. In tabulating the voting results for the proposals related to the election of directors, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of the proposals related to the election of directors, assuming that a quorum is obtained.

Q:     Who will tabulate the votes?

A:     Green Giant has designated a representative of Broadridge as the Inspector of Election who will tabulate the votes.

Q:     Who is making this solicitation?

A:     This proxy is being solicited on behalf of Green Giant’s Board of Directors.

Q:     Who pays for the proxy solicitation process?

A:     Green Giant will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:     May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?

A:     You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC. In order for a shareholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2024 Annual Meeting of Shareholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than [            ].

Q:     What should I do if I get more than one proxy or voting instruction card?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:     How do I obtain a separate set of proxy materials or request a single set for my household?

A:     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate Notice, proxy statement or annual report at this time, please request the additional copy by contacting Corporate Secretary by telephone at +86 91 6262 2612, or by facsimile at +86 91 6225 1606. If any shareholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may call the Company’s transfer agent, Securities Transfer Corporation at (469) 633-0101, or by facsimile at (469) 633-0088 or write to Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, Texas, 75093. Other shareholders who have multiple accounts in their names or who share an address with other shareholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to our transfer agent as set forth above.

Q:     What if I have questions about lost stock certificates or need to change my mailing address?

A:     You may contact our transfer agent, Securities Transfer Corporation at (469) 633-0101, or by facsimile at (469) 633-0088, if you have lost your stock certificate or need to change your mailing address.

QUESTIONS AND ANSWERS RELATING TO THE MERGER

What is the merger?

Under the Merger Agreement, GGE BVI, which is a wholly owned subsidiary of the Company formed for the purposes of the merger, will merge with and into the Company, with GGE BVI surviving the merger. Upon consummation of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive one ordinary share in the capital of GGE BVI, which shares will be issued by GGE BVI in connection with the merger. Following the merger, GGE BVI will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. GGE BVI will also be managed by the same Board and executive officers that manage the Company today.

Why does the Company want to engage in the merger?

The merger is part of a reorganization of the Company’s corporate structure approved by our Board that we expect will, among other things, result in a reduction in legal and accounting costs over the long term and provide us with flexibility to take certain corporate actions in a more efficient manner. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.” However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — The expected benefits of the merger may not be realized.” We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal). Please see the section entitled “Summary Pro Forma Financial Information” for a description of these transaction costs.

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our U.S. business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to GGE BVI’s jurisdiction of incorporation. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.”

Is the merger taxable to me?

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of GGE BVI Class A ordinary shares in exchange for the Company common stock. The aggregate tax basis in the Class A ordinary shares of GGE BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the Class A ordinary shares of GGE BVI that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Taxation — Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of GGE BVI Class A Ordinary Shares.”

THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the merger?

No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger.

When do you expect to complete the merger?

If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the merger will become effective at 4:30 pm EST on [            ], 2024 or such other time that the parties to the Merger Agreement shall have agreed upon and designated in articles of merger to be filed with the Department of

State of the State of Florida and the Corporate Registry of the British Virgin Islands (the “BVI Registry”), although the merger may be abandoned by our Board prior to the effectiveness of the articles of merger. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

What types of information and reports will GGE BVI make available to shareholders following the merger?

Following completion of the merger, GGE BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. GGE BVI will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, and, as long as GGE BVI’s Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”), the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, GGE BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if GGE BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        GGE BVI may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

•        GGE BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, GGE BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, GGE BVI will need to promptly furnish reports on Form 6-K any information that GGE BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, GGE BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, GGE BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        GGE BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        GGE BVI will not be required to conduct advisory votes on executive compensation;

•        GGE BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        GGE BVI will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        GGE BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        GGE BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

GGE BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold GGE BVI securities, you may receive less information about GGE BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, GGE BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three (3) years after the merger is effected. However, GGE BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If GGE BVI loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — The expected benefits of the merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — If GGE BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, GGE BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Do I have to take any action to exchange my common stock and receive GGE BVI Class A ordinary shares?

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in GGE BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in GGE BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon GGE BVI Class A ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in GGE BVI’s register of members upon completion of the merger. Registered holders of GGE BVI’s ordinary shares seeking to transfer GGE BVI Class A ordinary shares following the merger will be required to provide customary transfer documents required by GGE BVI’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the merger becomes effective in the State of Florida, or the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new GGE BVI share certificates promptly following the merger. We will request that all the Company stock certificates be returned to GGE BVI’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new GGE BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Securities Transfer Corporation, which will continue to serve as the transfer agent for GGE BVI Class A ordinary shares after the Effective Time.

What happens to the Company stock options at the Effective Time of the merger?

At the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by GGE BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of GGE BVI as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and GGE BVI shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options. Please see the section entitled “The Merger Agreement — Stock Compensation and Benefit Plans and Programs” for more information.

Can I trade my Company common stock before the merger is completed?

Yes. the Company common stock will continue trading on Nasdaq through the last trading day prior to the date of completion of the merger, which date of completion is expected to be [            ], 2024.

After the merger, where can I trade my GGE BVI Class A ordinary shares?

We expect that as of the Effective Time, the GGE BVI Class A ordinary shares will be authorized for listing on Nasdaq, and we expect such shares will be traded on the exchange under the same symbol “GGE”

How will my rights as a shareholder of GGE BVI change after the merger relative to my rights as a stockholder of the Company prior to the merger?

Because of differences between Florida law and British Virgin Islands law and differences between the governing documents of the Company and GGE BVI, we are unable to adopt governing documents for GGE BVI that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of GGE BVI (which are the constitutional documents of the entity under British Virgin Islands law) the same allocation of material rights and powers between the shareholders and our Board that exists under the Company’s bylaws and certificate of incorporation.

Nevertheless, GGE BVI’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of GGE BVI will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a few stockholders each holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, as a foreign private issuer, GGE BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain Nasdaq corporate governance standards. Please see the sections entitled “Proposal 4 Approval of the Adoption of the Merger Agreement — The Merger Agreement — Background and Reasons for the Merger.”

SUMMARY

This summary highlights selected information regarding the merger from this Proxy Statement and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire Proxy Statement, including the Appendix. Please also see the section entitled “Where You Can Find Additional Information.” The Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, contains the terms and conditions of the merger. The memorandum and articles of association of GGE BVI will serve purposes substantially similar to the certificate of incorporation and bylaws of the Company. Copies of the memorandum and articles of association of GGE BVI that will become effective upon consummation of the merger are attached to this Proxy Statement as Appendix B.

The Parties to the Merger

The Company is a holding company incorporated in the state of Florida. Thought our subsidiaries, we currently engage in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties. We conduct all of our business in mainland China. Currently, we are operating in Hanzhong, a prefecture-level city in Shaanxi Province, and Yang County, a county in Hanzhong. Our management has been focused on expanding our business in Tier 3 and Tier 4 cities and counties in China that we strategically select based on population and urbanization growth rates, general economic conditions and growth rates, income and purchasing power of resident consumers, anticipated demand for private residential properties, availability of future land supply and land prices, and governmental urban planning and development policies. Initially, these Tier 3 and Tier 4 cities and counties will be located in the Shaanxi province, China. We utilize a standardized and scalable model that emphasizes rapid asset turnover, efficient capital management and strict cost control. We plan to expand into strategically selected Tier 3 and Tier 4 cities and counties with real estate development potential in Shaanxi Province, and expect to benefit from rising demand for residential housing as a result of increasing income levels of consumers and growing populations in these cities and counties due to urbanization.

GGE BVI is a newly formed BVI business company incorporated under the laws of the British Virgin Islands and currently a wholly owned subsidiary of the Company. GGE BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, GGE BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of both of the Company and GGE BVI are located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000, and the telephone number of each company is +(86) 091-6262-2612. The registered office of GGE BVI is Craigmuir Chambers, PO Box 71, Road Town, Tortola VG1110, British Virgin Islands.

The Merger

Under the Merger Agreement, the Company will merge with and into GGE BVI. Upon completion of the merger, GGE BVI will own and continue to conduct the business that the Company and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own ordinary shares of GGE BVI, a BVI business company incorporated under the laws of the British Virgin Islands, rather than common stock in the Company, a Florida corporation. As a result of the merger, each outstanding share of the Company’s common stock will be converted into the right to receive the same number of ordinary shares of GGE BVI, which shares will be issued by GGE BVI in connection with the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled “Risk Factors and Caution Regarding Forward- Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Background and Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under “The Merger Agreement — Background and Reasons for the Merger.” The merger is part of a reorganization of the Company’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the merger and reorganization.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.      the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.      none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.      the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.      the GGE BVI Class A ordinary shares to be issued pursuant to the merger have been authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions;

5.      all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, GGE BVI or their subsidiaries to consummate the merger have been obtained or made; and

6.      the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger and/or the Merger Agreement do not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger and/or the Merger Agreement. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger and/or the Merger Agreement. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger in respect of the Company are compliance with U.S. federal and state securities laws, the Nasdaq rules and regulations and Florida corporate laws.

Rights of Dissenting Stockholders

Under the Florida Business Corporation Act, or FBCA, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger

The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

Organizational Structure

Green Giant Inc. (formerly China HGS Real Estate Inc), is a corporation organized under the laws of the State of Florida.

China HGS Investment Inc. is a Delaware corporation and owns 100% of the equity interest in Shaanxi HGS Management and Consulting Co., Ltd. (“Shaanxi HGS”), a wholly owned foreign entity incorporated under the laws of China.

GGE does not conduct any substantive operations of its own. Instead, through its subsidiary, Shaanxi HGS, it entered into certain exclusive contractual agreements with Shaanxi Guangsha Investment and Development Group Co., Ltd. (“Guangsha”). Pursuant to these agreements, Shaanxi HGS is obligated to absorb a majority of the risk of loss from Guangsha’s activities and entitles Shaanxi HGS to receive a majority of Guangsha’s expected residual returns. In addition, Guangsha’s shareholders have pledged their equity interest in Guangsha to Shaanxi HGS, irrevocably granted Shaanxi HGS an exclusive option to purchase, to the extent permitted under PRC Law, all or part of the equity interests in Guangsha and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Shaanxi HGS.

Our Company engages in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties.

Guangsha was organized in August 1995 as a limited liability company under the laws of the PRC. Guangsha is headquartered in the city of Hanzhong, Shaanxi Province. Guangsha is engaged in developing large scale and high quality commercial and residential projects, including multi-layer apartment buildings, sub-high-rise apartment buildings, high-rise apartment buildings, and office buildings.

On November 29, 2021, Green Giant Ltd. was incorporated in Delaware.

Green Giant Energy Texas Inc. was incorporated in Texas on October 3, 2022 which is a wholly owned subsidiary of Green Giant Ltd.

Green Giant International Limited (Hong Kong) was incorporated in Hong Kong on December 9, 2021 as a wholly owned subsidiary of Green Giant Ltd.

Under the Merger Agreement, Green Giant Inc. will merge with and into GGE BVI. Upon completion of the merger, GGE BVI will own and continue to conduct the business that Green Giant Inc. and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own ordinary shares of GGE BVI, a BVI business company incorporated under the laws of the British Virgin Islands, rather than common stock in Green Giant Inc., a Florida corporation.

The following diagram depicts our organizational structure immediately before and after the merger:

BEFORE:

Green Giant Inc.
Florida, USA
100%
China HGS Investment Inc.
"HGS Investment"
Delaware, USA
100%
Green Giant Ltd.
Delaware, USA
100%
Shaanxi HGS Management Consulting Co., Ltd
"Shaanxi HGS"
PRC
100%
Green Giant Energy Texas Inc.
Texas, USA
100%
Green Giant International Limited
Hong Kong
100% VIE
Shaanxi Guangsha Investment and Development Group Co., Ltd
"Guangsha" or "VIE"
PRC

AFTER:

Green Giant Enterprise Inc.
BVI
100%
China HGS Investment Inc.
"HGS Investment"
Delaware, USA
100%
Green Giant Ltd.
Delaware, USA
100%
Shaanxi HGS Management Consulting Co., Ltd
"Shaanxi HGS"
PRC
100%
Green Giant Energy Texas Inc.
Texas, USA
100%
Green Giant International Limited
Hong Kong
100% VIE
Shaanxi Guangsha Investment and Development Group Co., Ltd
"Guangsha" or "VIE"
PRC

Tax Considerations

United States Tax Consequences of the Merger to the Company and GGE BVI

We expect that neither the Company nor GGE BVI will incur U.S. income tax as a result of completion of the merger.

United States Taxation of the Company’s Stockholders

Taxation of U.S. Holders.    The merger should be characterized for U.S. federal income tax purposes as either a tax-free merger or a transaction qualifying under Section 351 of the Internal Revenue Code of 1986, or the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of GGE BVI Class A ordinary shares in exchange for the Company’s common stock. The aggregate tax basis in the ordinary shares of GGE BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares of GGE BVI that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered.

Taxation of Non-U.S. Holders.    The holders of the Company’s common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding the Company common stock, will not recognize taxable gain or loss on their Company common stock for U.S. federal income tax purposes.

Please see the section entitled “Taxation” for further information regarding material tax consequences relating to the merger and the ownership and disposition of GGE BVI Class A ordinary shares.

Other Information

Ownership in GGE BVI

The Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in GGE BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in GGE BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon GGE BVI Class A ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in GGE BVI’s register of members upon completion of the merger. Registered holders of GGE BVI’s ordinary shares seeking to transfer GGE BVI Class A ordinary shares following the merger will be required to provide customary transfer documents required by GGE BVI’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new GGE BVI share certificates promptly following the merger. We will request that all the Company’s stock certificates be returned to the Company’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our transfer agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new GGE BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Comparison of Rights of Stockholders/Shareholders

The principal attributes of the Company’s common stock and GGE BVI’s ordinary shares will be similar. However, there are differences between the rights of stockholders under the FBCA and the rights of shareholders under British Virgin Islands law. In addition, there are differences between the provisions of the Company’s certificate of incorporation and bylaws and GGE BVI’s memorandum and articles of association, as explained further below in this Proxy Statement. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws”.

Stock Exchange Listing

It is a condition to the completion of the merger that the ordinary shares of GGE BVI will be authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the GGE BVI Class A ordinary shares will be authorized for listing on Nasdaq under the symbol “GGE”

Market Price

The closing price per share of the Company common stock on Nasdaq was $[            ] on [            ], 2024, the last trading date immediately preceding public announcement of the proposed merger.

Recommendation and Required Vote

Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger, is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the merger and the Merger Agreement. The Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement.

Annual Meeting of Stockholders

You can vote at the Annual Meeting if you owned the Company common stock at the close of business on [            ], the Record Date. As of [            ], there were [            ] shares of the Company common stock outstanding and entitled to vote. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of the Company common stock entitled to vote at the Annual Meeting. As of the Record Date, our directors

and executive officers and their affiliates owned, in the aggregate, approximately [            ] of such shares, representing ownership of approximately [            ]% of the outstanding shares of the Company common stock as of that date. These shares are included in the number of shares entitled to vote at the Annual Meeting.

Risk Factors

There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger, including the following:

•        Your rights on becoming a shareholder of GGE BVI as a result of the merger will be different in certain respects to your rights as a stockholder of the Company and you may not be afforded as many rights as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

•        As a result of different shareholder voting requirements in the British Virgin Islands relative to Florida, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

•        For so long as it remains a foreign private issuer, GGE BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about GGE BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

•        The enforcement of civil liabilities against GGE BVI may be more difficult; and

•        The expected benefits of the merger and reorganization may not be realized because the achievement of the benefits is subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The risks are discussed more fully in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization” following this Proxy Statement.

Summary Pro Forma Financial Information

A pro forma condensed consolidated balance sheet for GGE BVI is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of the Company to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement — Accounting Treatment of the Merger.”

A pro forma condensed consolidated statement of operations for GGE BVI is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of the Company to give effect to the transaction.

Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, which is incorporated by reference into this Proxy Statement. Please refer to the section in this Proxy Statement entitled “Where You Can Find Additional Information.”

We estimate that the costs incurred in connection with the merger and re-domicile will amount to approximately $[            ], with the significant majority having been incurred prior to your vote on the proposal. The transaction costs have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this Proxy Statement. In addition, please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of The Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of The Company under applicable laws and the Company certificate of incorporation and bylaws.

Because of differences between Florida law and British Virgin Islands law and differences between the governing documents of the Company and GGE BVI, we are unable to adopt governing documents for GGE BVI that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of GGE BVI the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation. Nevertheless, GGE BVI’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

•        Under the FBCA, a corporation may not engage in any affiliated transaction with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. However, there is no equivalent provision under the BVI Business Companies Act 2004 (as amended) (the “BVI Act”) or GGE BVI’s articles of association which prohibits business combinations with interested shareholders.

•        Under the FBCA, any stockholder may inspect the corporation’s books and records for a proper purpose during regular business hours upon written notice of the stockholder’s demand at least 5 business days before the date on which the stockholder wishes to inspect. However, shareholders of a British Virgin Islands company have only limited rights to inspect certain corporate records of a company, and GGE BVI’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of shareholders who are not directors.

•        Under the FBCA, a stockholder may bring a derivative suit provided the requirements to do so under the FBCA have been met. However, for a British Virgin Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the shareholders, and a shareholder of GGE BVI would be entitled to bring a derivative action on behalf of GGE BVI only where the BVI court is satisfied that: (i) the company does not intend to bring or defend the action itself; and (ii) it is in the best interests of the company that the conduct of the proceedings should not be left to its directors; and/or the shareholders as a whole, as the case may be.

The laws of the British Virgin Islands may not provide GGE BVI shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

GGE BVI’s corporate affairs are governed by its memorandum and articles of association, by the BVI Act and other relevant BVI legislation, and by the common law of the British Virgin Islands. The rights of shareholders to take action against GGE BVI’s directors, actions by minority shareholders and the fiduciary responsibilities of GGE BVI’s directors to GGE BVI under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the British Virgin Islands. The rights of GGE BVI’s shareholders and the fiduciary responsibilities of its directors, although clearly established under British Virgin Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the British Virgin Islands has a different body of securities laws relative to the United States. Therefore, GGE BVI’s shareholders may have more difficulty protecting their interests in the face of actions by GGE BVI’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The British Virgin Islands courts are also unlikely to impose liability against GGE BVI, in original actions brought in the British Virgin Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the British Virgin Islands relative to Florida, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Florida law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the affirmative vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. British Virgin Islands law requires a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting for any amendment to the memorandum and articles of association of GGE BVI. As a result of this British Virgin Islands law requirement, situations may arise where the flexibility we now have under Florida law would have provided benefits to our stockholders that will not be available in the British Virgin Islands.

In addition, under British Virgin Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting or, if the share capital of the Company is divided into different classes of shares, and the rights attaching to any class of shares of the merged entity differ from those attaching to the shares of the other constituent company, the articles of association of GGE BVI also require a shareholder resolution by majority in number representing 66 2/3% of the holders of the Shares entitled to vote and present in person or by proxy at the meeting of the relevant class. By contrast, a merger under Florida law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

The expected benefits of the merger and reorganization may not be realized.

We have presented in this Proxy Statement the anticipated benefits of the merger and reorganization. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.” We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

For so long as it qualifies as a foreign private issuer, GGE BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about GGE BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Following the completion of the merger, GGE BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. GGE BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the GGE BVI’s ordinary shares are listed on the Nasdaq, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, GGE BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if GGE BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        GGE BVI may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

•        GGE BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, GGE BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, GGE BVI will need to promptly furnish reports on Form 6-K any information that GGE BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, GGE BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, GGE BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        GGE BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        GGE BVI will not be required to conduct advisory votes on executive compensation;

•        GGE BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        GGE BVI will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        GGE BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        GGE BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

GGE BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold GGE BVI securities, you may receive less information about GGE BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, GGE BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, GGE BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If GGE BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, GGE BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the merger, GGE BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, GGE BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if GGE BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — As a foreign private issuer, GGE BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about GGE BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of GGE BVI under applicable laws and the GGE BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.” While GGE BVI is expected to qualify as a foreign private issuer following the completion of the merger, if GGE BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, GGE BVI will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect GGE BVI, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or British Virgin Islands, could adversely affect the tax consequences of the merger to GGE BVI and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against GGE BVI may be more difficult.

After the merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because GGE BVI is a British Virgin Islands company, investors could also experience more difficulty enforcing judgments obtained against GGE BVI in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against GGE BVI in British Virgin Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for GGE BVI shares may differ from the market for the Company shares.

Although it is anticipated that the GGE BVI Class A ordinary shares will be authorized for listing on Nasdaq under the symbol “GGE,” as a company incorporated under the laws of the British Virgin Islands, shares of GGE BVI may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the GGE BVI shares from those of the Company shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the merger.

We expect a total of approximately $[            ] in transaction costs in connection with the merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the British Virgin Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the merger, even if the merger is not approved or completed. Please see the section entitled “Summary Pro Forma Financial Information” for more information regarding these transaction costs.

The merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of the Company or its stockholders or that the merger would have material adverse consequences to the Company or its stockholders.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue our securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement is unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. As opined by our PRC legal adviser, Zhejiang Taihang Law Firm, the merger between GGE BVI and Company (the “Merger”) is not subject to any registration or filing with the CSRC under the Trial Measures. Accordingly, we believe that we are not required to obtain CSRC approval for the Merger pursuant to the Trial Measures. However, our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such filings, permissions or approvals required by the PRC government, (ii) inadvertently conclude that such filings, permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such filings, permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. Since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

As of the date of this proxy statement/prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to the Merger from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

Our Corporate Structure involves unique risks to investors.

Green Giant Inc. carries out its business primarily through its subsidiary and VIE in China. Green Giant Inc and GGE BVI following the Merger and holders of GGE BVI’s securities are therefore subject to various legal and operational risks and uncertainties related to GGE BVI’s corporate structure, which could materially and adversely affect the operations of GGE BVI following the Merger, cause the value of GGE BVI’s securities to significantly decline or become worthless. Such risks and uncertainties include, but are not limited to, the following:

•        If the PRC government determines that the contractual arrangements in relation to the VIE structure do not comply with PRC regulatory restrictions on foreign investment in certain industries, or if these regulations or the way they are interpreted change, GGE BVI, its subsidiaries and the affiliated entities could be subject to severe penalties or be forced to relinquish their interests in those operations, and the securities may decline in value or become worthless.

•        Contractual arrangements with the VIE may result in adverse tax consequences to GGE BVI, its subsidiaries or the affiliated entities.

•        GGE BVI and its subsidiaries rely on contractual arrangements with the VIE and the VIE’s shareholders to operate their business, which may not be as effective as direct ownership in providing operational control.

•        Any failure by the VIE or its shareholders to perform their obligations under their contractual arrangements would materially adversely affect GGE BVI and its subsidiaries’ business, financial condition and results of operations.

•        The VIE’s shareholders may have potential conflicts of interest with GGE BVI, its subsidiaries and the affiliated entities, which may materially adversely affect GGE BVI and its subsidiaries’ business and financial condition.

•        GGE BVI may rely principally on dividends and other distributions on equity paid by the PRC subsidiaries to fund its cash and financing requirements, and any limitation on the ability of the PRC subsidiaries to pay dividends to GGE BVI could adversely affect GGE BVI’s ability to conduct its business.

•        PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent GGE BVI following the consummation of the Merger from using proceeds from offshore fund-raising activities, to make loans or additional capital contributions to the PRC subsidiaries, which could materially adversely affect GGE BVI’s liquidity and its ability to fund and expand its business.

Because all of our directors and officers reside outside of the United States, it may be difficult for an investor to enforce any right founded on U.S. Federal Securities Laws against us and/or our officers and directors, or to enforce a judgment rendered by a United States court against us or our officers and directors.

Our officers and directors are residents of the PRC. Therefore, it will be difficult to effect service of process on such persons, either in the United States or in China. In addition, there is no treaty between the U.S. and China regarding the enforcement of judgments, and the laws of the PRC direct Chinese courts to deny enforcement to any judgement they deem in violation of public interest. Therefore, it will be difficult to enforce in China any judgments rendered by a U.S. court against our officers and/or directors. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders compared to shareholders of a corporation doing business entirely within the United States.

Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this proxy statement/prospectus, we have not received any notice from any authorities identifying any of the operating entities as a CIIO or requiring any of the operating entities to go through cybersecurity review or network data security review by the CAC. As the Cybersecurity Review Measures became effective and if the Security Administration Draft is enacted as proposed, we believe that our operating entity, Guangsha’s operations and our listing will not be affected and that the operating entities are not subject to cybersecurity review or network data security review by the CAC, given that: (i) Guangsha engages in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties, therefore it is unlikely to be classified as a CIIO by the PRC regulatory agencies; (ii) Guangsha possesses personal data of fewer than one million individual clients in its business operations as of the date of this proxy statement/prospectus and do not anticipate that Guangsha will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject Guangsha to the Cybersecurity Review Measures; and (iii) since Guangsha are in real estate development, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, the operating entities will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on them. We cannot guarantee, however, that our operating entity in mainland China will not be subject to cybersecurity review and network data security review in the future. During such reviews, our operating entity in mainland China may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of Guangsha’s managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our ordinary share. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Risks Relating to Doing Business in China

The PRC government may intervene or influence our operations at any time, which could result in a material change in your operations and/or the value of the securities we are registering. If the PRC government significantly regulates our business operations in the future and we are not able to substantially comply with such regulations, our business operations may be materially adversely affected and the value of our securities after the completion of the Business Combination may significantly decrease.

We believe that the PRC government may intervene or influence our operations at any time, which could result in a material change in your operations and/or the value of the securities we are registering. The ability of our PRC subsidiaries to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, we believe that government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then holds in Chinese properties.

As such, the business operations of our PRC subsidiaries and the relevant industry may be subject to various government and regulatory interference in the provinces in which our entities operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that we are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our securities may significantly decrease.

Adverse changes in China’s or global economic and political policies could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business.

Substantially all of our operations are conducted in China and substantially all of our revenues are sourced from China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. Economic reforms begun in the late 1970s have resulted in significant economic growth.

However, any economic reform policies or measures in China may from time to time be modified or revised. China’s economy differs from the economies of most developed countries in many respects, including the extent of the government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainties from the PRC government.

While the PRC economy has experienced significant growth in the past decades, growth has been uneven across different regions and between economic sectors, and the growth rate of the Chinese economy has gradually slowed since 2010, which trend may continue. Furthermore, China’s GDP growth turned negative in the first quarter of 2020. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. COVID-19 had a severe and negative impact on the Chinese and the global economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. The growth rate of the Chinese economy has gradually slowed in recent years and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats and the potential for war in the Middle East, Europe and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. The COVID-19 pandemic has impacted the global and Chinese economy severely in 2020. Any severe or prolonged slowdown in the global or Chinese economy may further materially and adversely affect our business, results of operations and financial condition.

Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Our revenues and costs are mostly denominated in RMB, and a significant portion of our financial assets are also denominated in RMB, whereas our reporting currency is the U.S. dollar. Any significant depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position as reported in U.S. dollars. To the extent that we need to convert U.S. dollars we received from offerings or debt financing into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

The ability of U.S. authorities to bring actions for violations of U.S. securities law and regulations against us, our directors, executive officers or the expert named in this proxy statement/prospectus may be limited. Therefore, you may not be afforded the same protection as provided to investors in U.S. domestic companies.

The SEC, the U.S. Department of Justice, or the DOJ, and other U.S. authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies such as us, and non-U.S. persons, such as our directors and executive officers in China. Due to jurisdictional limitations, matters of comity and various other factors, the SEC, the DOJ and other U.S. authorities may be limited in their ability to pursue bad actors, including in instances of fraud, in emerging markets such as China. We conduct our operations mainly in China and our assets are mainly located in China. In addition, all of our directors and executive officers reside within China. There are significant legal and other obstacles for U.S. authorities to obtain information needed for investigations or litigation against us or our directors, executive officers or other gatekeepers in case we or any of these individuals engage in fraud or other wrongdoing. In addition, local authorities in China may be constrained in their ability to assist U.S. authorities and overseas investors in connection with legal proceedings. As a result, if we, our directors, executive officers or other gatekeepers commit any securities law violation, fraud or other financial misconduct, the U.S. authorities may not be able to conduct effective investigations or bring and enforce actions against us, our directors, executive officers or other gatekeepers. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies.

Government control of currency conversion of and regulations on loans to, and direct investment in, PRC entities by offshore holding companies may delay us from making loans or additional contributions to our PRC subsidiaries, which could restrict our ability to utilize the proceeds from the Business Combination effectively and affect our ability to fund and expand our business.

The PRC government imposes controls on the convertibility of foreign currencies into Renminbi. Under China’s existing foreign-exchange regulations, foreign-exchange transactions under capital accounts continue to be subject to significant foreign-exchange controls and require the registration with, and approval of, PRC governmental authorities. In particular, if one subsidiary receives foreign-currency loans from us or other foreign lenders, these loans must be registered with SAFE or its local counterparts. If we finance such subsidiary by means of additional capital contributions, these capital contributions must be reported to, filed with or approved by certain government authorities, including the MOFCOM or its local counterparts and the State Administration for Industry and Commerce (now known as the SAMR) through the Enterprise Registration System and the National Enterprise Credit Information Publicity System and the SAFE.

On March 30, 2015, SAFE released the Notice on the Reform of the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which came into force from June 1, 2015. On June 9, 2016, SAFE further promulgated the Circular on the Reform and Standardization of the Management Policy of the Settlement of Capital Projects, or SAFE Circular 16. SAFE Circular 19 has made certain adjustments to some regulatory requirements on the settlement of foreign exchange capital of foreign- invested enterprises. Under SAFE Circular 19 and SAFE Circular 16, the settlement of foreign exchange by foreign invested enterprises shall be governed by the policy of foreign exchange settlement on a discretionary basis. However, SAFE Circular 19 and SAFE Circular 16 also reiterate that the settlement of foreign exchange shall only be used for its own operation purposes within the business scope of the foreign invested enterprises and following the principles of authenticity. Considering that SAFE Circular 19 and SAFE Circular 16 are relatively new, it is unclear how they will be implemented, and there exist high uncertainties with respect to their interpretation and implementation by authorities. For example, under SAFE Circular 19 and SAFE Circular 16, we may still not be allowed to convert foreign-currency-registered capital of our PRC subsidiaries which are foreign-invested enterprises into RMB capital for securities investments or other finance and investment except for principal-guaranteed bank products. Further, SAFE Circular 19 and SAFE Circular 16 restrict a foreign- invested enterprise from using Renminbi converted from its registered capital to provide loans to a non-affiliated company.

Violations of SAFE Circular 19 and SAFE Circular 16 could result in severe monetary or other penalties. We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC subsidiaries, and conversion of such loans or capital contributions into Renminbi. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our ability to fund and expand our business.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is presently composed of five (5) members: Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou. Mr. Chen serves as Chairman of the Board of Directors. The Board of Directors has determined that Jian Zhang, Xinping Li and Qingfeng Zhou are independent directors within the meaning set forth in the NASDAQ listing rules and as required by the rules and regulations of the SEC, as currently in effect. There are no family relationships between any director and an executive officer.

The Board of Directors did not hold any meetings and has acted 5 times by unanimous written consent during fiscal year 2023.

Information about the Directors and Nominees:

Set forth below is information regarding our directors/nominees:

Name	Age	Position	Located in
Yuhuai Luo	41	President, Chief Executive Officer and Chairman of the Board of Directors	PRC
Rongrong Dai	29	Chief Financial Officer and Director	PRC
Xinping Li	58	Director	PRC
Jian Zhang	32	Director	PRC
Qingfeng Zhou	55	Director	PRC

Yuhuai Luo, has served as the vice president of Guizhou Tobacco Company since September 2016. From January 2009 to June 2016, Mr. Luo served as the vice president of Huaxin Energy Subsidiary Company. From September 1989 to March 2008, Mr. Luo served as the director of Guizhou Tobacco Company (Guiyang Branch). Mr. Luo obtained his bachelor’s degree from China Guizhou Agricultural University.

Jian Zhang, has served as the head of Greater China of Shanghai Branch of Standard International Bank of United States since December 2020. From November 2017 to December 2020, Mr. Zhang served as a vice president of China Industrial GuoXin Asset Management Co., Ltd... From December 2015 to November 2017, Mr. Zhang served as a vice president of sub-branch of Shanghai Branch of China Construction Bank. From September 2013 to November 2015, Mr. Zhang served as an associate of Shanghai Branch of China Construction Bank. Mr. Zhang graduated from ZhongNan University of Economics and Law in China with a Bachelor’s degree in Economics.

Xinping Li, has served as a director since November 2021. Dr. Li has served as the vice-dean of Shaoyang University’s School of Economics and Management since March 2005. From July 2002 to March 2005, Mr. Li served as a professor and researcher at Jiangxi Jiujiang University’s Business School. Mr. Li graduated from Shaoyang University in China with a bachelor’s degree in mathematics. He later obtained a master’s degree in investment economics from Guangxi Normal University’s School of Economics in China, and a doctoral degree in economics from Liaoning University in China.

Rongrong Dai, has served as the manager of Hunan Chenyifang Clothing Co., Ltd. since January 2021. From July 2016 to December 2020, Ms. Rongrong Dai served as the Senior Auditor of Mazars Group in China. Ms. Dai graduated from Hunan University of Finance and Economics in China with a bachelor’s degree in accounting.

Qingfeng Zhou, has served as the owner of Cangze Consulting & Co. since March 2018. Since April 2016 and March 2016, Mr. Zhou has served as an overseas director of Engas Australasia Pty. Ltd. and a supervisor of Sinuo Investment Management Ltd., respectively. Since February 1999, Mr. Zhou has served as the general manager and co-founder of Marquis Shanghai Limited. From April 2015 to April 2019, Mr. Zhou served as the owner of Gold Longrich Limited Hong Kong. Mr. Zhou graduated from Shanghai Jiaotong University in China with a Bachelor’s degree in Mechanics.

The business experience during at least the last five years of the Company’s executive officers not included above is as follows:

Committees of the Board of Directors

The Board of Directors has the following standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Board of Directors has adopted written charters for each of these committees. All members of the committees appointed by the Board of Directors are non-employee directors and the Board of Directors has determined that all such members are independent under the applicable rules and regulations of NASDAQ and the SEC, as currently in effect. In addition, all directors who served on a committee during any portion of the fiscal year ended September 30, 2023 were independent under the applicable rules and regulations of NASDAQ and the SEC during such director’s period of service.

The following chart details the membership of each standing committee and the number of meetings each committee held in fiscal year 2023.

Name of Director	Audit	Compensation	Nominating & Corporate Governance
Xinping Li	M	M	C
Jian Zhang	C	M	M
Qingfeng Zhou	M	C	M
Number of Meetings in Fiscal 2023	1	1	7

____________

M=Member

C=Chair

*        Effective April 25, 2022, Mr. Jian Zhang, an independent director of the Board, has been appointed by the Board to serve as the Chairman of the Audit Committee, Member of the Compensation Committee and Member of the Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee oversees our accounting, financial reporting and audit processes; appoints, determines the compensation of, and oversees, the independent registered public accountants; pre-approves audit and non-audit services provided by the independent registered public accountants; reviews the results and scope of audit and other services provided by the independent registered public accountants; reviews the accounting principles and practices and procedures used in preparing our financial statements; oversees the Company’s internal audit function; and reviews our internal controls.

The Audit Committee works closely with management and our independent registered public accountants. The Audit Committee also meets with our independent registered public accountants without members of management present, on a quarterly basis, following completion of our independent registered public accountants’ quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent registered public accountants to approve the annual scope and fees for the audit services to be performed.

The Board of Directors has determined that Jian Zhang is an “audit committee financial expert” as defined by SEC rules, as currently in effect.

Compensation Committee

The Compensation Committee has overall responsibility for (i) overseeing the Company’s compensation and benefits policies generally; and (ii) overseeing, evaluating and approving executive officer and director compensation plans, policies and programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (i) considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; (ii) develops and recommends governance principles applicable to Green Giant; (iii) oversees the evaluation of the Board of Directors and management from a corporate governance perspective; and (iv) reviews Green Giant’ reporting in documents filed with the SEC to the extent related to corporate governance.

Director Qualifications. The Nominating and Corporate Governance Committee has adopted a variety of criteria upon which candidates to become members of the Board will be assessed. These include the candidate’s reputation, relevant experience and expertise, knowledge of the Company and issues affecting the Company, and the candidate’s willingness and ability to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility. The Committee will also consider candidates recommended by shareholders. Shareholders must follow certain procedures to recommend candidates to the Nominating Committee as set forth in the committee charter.

Identification and Evaluation of Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted shareholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal 2023 was an officer or employee of Green Giant. In addition, no member of the Compensation Committee or executive officer of Green Giant served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of shareholders although directors are encouraged to attend annual meetings of Green Giant shareholders. Last year, all of our directors attended our annual meeting of shareholders.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors in writing at Green Giant Inc., 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000; Attention Board of Directors. Shareholders who would like their submission directed to a member of the Board of Directors may so specify.

Code of Conduct

On January 22, 2010, the Board of Directors adopted a Code of Conduct which sets forth the standards by which the Company’s employees, officers and directors should conduct themselves. A copy of the Code of Conduct is attached as an exhibit to our 2013 Proxy Statement. The Company will disclose any amendment to the Code of Conduct or waiver of a provision of the Code of Conduct that applies to the Company’s Chief Executive Officer, Chief Financial Officer and any other principal financial officer, and any other person performing similar functions and relates to certain elements of the Code of Conduct, including the name of the officer to whom the waiver was granted.

Compensation of Directors

The following table provide information about the actual compensation earned by non-employee directors who served during fiscal 2023.

FISCAL 2023 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xinping Li(1)	$5,026	—	—	—	—	—	$5,026
Qingfeng Zhou	—	—	—	—	—	—	—
Jian Zhang	—	—	—	—	—	—	—
Yuhuai Luo	—	—	—	—	—	—	—

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the award (such as by exercising stock options). These amounts represent compensation expense for fiscal year 2023.

____________

1        Effective on November 8, 2021, the Board appointed Dr. Xinping Li as an Independent Director of the Board and as the Chairman of the Nominating Committee and member of the Audit Committee and Compensation Committee of the Board to fill the vacancy created by the resignation of Ms. Christy Young Shue. Dr. Xingping Li’s annual compensation is $5,026.

Independent Director Agreements

The Company has entered into Director Offer Letters with Dr. Li, and Messrs. Jian Zhang and Qingfeng Zhou, pursuant to which the Company has agreed to pay each of these directors annual cash compensation in the amount of $24,000, $12,000 and $12,000, respectively. In addition, the Company has agreed to reimburse each director for all reasonable, out-of-pocket expenses, subject to the advance approval of the Company incurred in connection with the performance of Director’s duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of [            ] as to (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of the executive officers and other persons named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of each listed shareholder is c/o Green Giant Inc., 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Holders:
Goldenmountain Solution Inc.	14,900,000	26.72%
Liping Zhu	3,092,114	5.55%
Directors and Officers
Qingfeng Zhou	—	—
Xinping Li	—	—
Jian Zhang	10,000	* %
Rongrong Dai	—	—
Yuhuai Luo	—	—
Sheng (Dorothy) Liu	—	—
All directors and executive officers as a group (6 persons)	10,000	* %

____________

(1)      Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person. The number of shares beneficially owned includes common stock that such individual has the right to acquire as of [            ] or within 60 days thereafter, including through the exercise of stock options.

(2)      Percentage of beneficial ownership is based upon [            ] shares of common stock outstanding as of [            ]. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of [            ], including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of five directors. At each annual meeting of shareholders, directors are elected for a term of one year and until their respective successors are duly qualified and elected to succeed those directors whose terms expire on the annual meeting dates or such earlier date of resignation or removal.

Board Independence

The Board of Directors has determined that Xinping Li, Jian Zhang, and Qingfeng Zhou are independent directors within the meaning set forth in the NASDAQ listing rules, as currently in effect.

Nominees

The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as nominees for election at the Annual Meeting to the Board of Directors. If elected, Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou will serve as directors until our annual meeting in 2024, and until a successor is qualified and elected or until his or her earlier resignation or removal. Each of the nominees is currently a director of the Company.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Provided a quorum is present, the five nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of each of Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou.

PROPOSAL TWO:

The Audit Committee has selected OneStop Assurance PAC (“OneStop”) as our independent registered public accountants for the fiscal year ended September 30, 2024 and recommends that shareholders vote for ratification of such selection. Although ratification by shareholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of Green Giant and its shareholders. If the shareholders do not ratify the selection of OneStop, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

Onestop Assurance PAC serves as the Company’s independent registered public accounting firm for fiscal 2023 and 2022. Fees (excluding reimbursements for out-of-pocket expenses) paid to our independent registered public accounting firm for services in fiscal 2023 and 2022 were as follows:

	2023	2022
Audit Fees	$248,134	$250,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	39,275	—
Total	$287,409	$250,000

“Audit Fees” consisted of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdiction, the preparation of an annual “management letter” on internal control matters and assurance services provided in connection with the assessment and testing of internal controls with respect to Section 404 of the Sarbanes-Oxley Act of 2002.

“Audit-Related Fees” consisted of assurance and related services by OneStop that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

“Tax Fees” consisted of professional services rendered by OneStop for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. The Audit Committee considered the compatibility of non-audit services by OneStop with the maintenance of that firm’s independence and determined, in each case, that at all times, OneStop remained independent.

The Audit Committee Charter establishes a policy governing our use of OneStop for audit and non-audit services. Under the Charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. The Audit Committee pre-approves certain audit and audit-related services, subject to certain fee levels. Any proposed services that are not a type of service that has been pre-approved or that exceed pre-approval cost levels require specific approval by the Audit Committee in advance. The Audit Committee has approved all audit and audit-related services to be performed by OneStop in 2023.

Representatives of OneStop are not expected to be present at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of OneStop as our independent registered public accountants for the fiscal year ended September 30, 2024. Abstentions will have the effect of a vote “against” the ratification of OneStop as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors, on behalf of the Audit Committee, recommends that shareholders vote “FOR” the ratification of the selection of OneStop Assurance PAC as Green Giant’s independent registered public accountants for the fiscal year ended September 30, 2024.

PROPOSAL THREE:

The Board has declared advisable, adopted and is submitting for stockholder approval, the Company’s 2024 Equity Incentive Plan, as amended (the “Plan”). The purpose of the Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of our common stock.

If approved by the Company’s stockholders, the Plan will be effective as of [            ], 2024 (the date that the Company’s Board of Directors approved the Plan). Capitalized terms used but not defined in this Proposal No. 3 shall have the meaning ascribed to them in the Plan, a copy of which is attached hereto as Annex A. The following description is qualified in its entirety by reference to the Plan.

Description of the Plan

Administration.    Our Compensation Committee will administer the Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. Our Compensation Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable.

Eligibility.    Current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized.    The Plan provides for an aggregate of [            ] (            ) Common Shares to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the Common Shares subject to such award will again be made available for future grant. Common Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one share.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan will have a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant.    Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options.    Our Compensation Committee will be authorized to grant Options to purchase Common Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the Plan, the exercise price of the Options will be set forth in the applicable Award agreement. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable Award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder).

Stock Appreciation Rights.    Our Compensation Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the Award agreement.

Restricted Stock.    Our Compensation Committee will be authorized to award Restricted Stock under the Plan. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are Common Shares that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an Award agreement, if the participant terminates employment or services during the restricted period, then any unvested Restricted Stock is forfeited.

Restricted Stock Unit Awards.    Our Compensation Committee will be authorized to award Restricted Stock Unit awards. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an Award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited.

Stock Bonus Awards.    Our Compensation Committee will be authorized to grant awards of unrestricted Common Shares or other awards denominated in Common Shares, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards.    Our Compensation Committee will be authorized to grant any award under the Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability.    Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment.    The Plan will have a term of ten years. Our Board may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law or the rules of the national exchange so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any Award without the consent of the participant or recipient.

Change in Control.    Except to the extent otherwise provided in an Award agreement or as determined by the Compensation Committee in its sole discretion, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Plan will become fully vested and performance compensation awards will vest, as determined by our Compensation Committee, based on the level of attainment of the specified performance goals.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options.    There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that Common Shares acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units.    A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs.    No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards.    A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Plan is designed to permit certain awards of Options, Stock Appreciation Right, restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation”

Vote Required

Proposal No. 3 (the ratification and approval of the Company’s 2024 Equity Incentive Plan) will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the Plan.

The Board unanimously recommends that you vote all of your shares “FOR” the ratification and approval of the Plan as described in this Proposal No. 3.

PROPOSAL FOUR: APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex B and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the Annual Meeting provides for a merger that would result in your shares of the Company common stock being converted into the right to receive an equal number of ordinary shares in the capital of GGE BVI, an exempted company incorporated under the laws of the British Virgin Islands. Under the Merger Agreement, GGE BVI, a wholly owned subsidiary of the Company, will merge with and into the Company, with GGE BVI surviving the merger. If the Merger Agreement is adopted by the stockholders, we anticipate that the merger will become effective at 10:00 a.m., Beijing Time, on [            ]. Following the merger, GGE BVI will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the merger, you will own an interest in GGE BVI, which will be managed by the same Board of Directors and executive officers that managed the Company immediately prior to the merger. Additionally, the consolidated assets and employees of GGE BVI will be the same as those of the Company immediately prior to the merger.

The Parties to the Merger

The Company is a holding company incorporated in the state of Florida. Thought our subsidiaries, we currently engage in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties. We conduct all of our business in mainland China. Currently, we are operating in Hanzhong, a prefecture-level city in Shaanxi Province, and Yang County, a county in Hanzhong. Our management has been focused on expanding our business in Tier 3 and Tier 4 cities and counties in China that we strategically select based on population and urbanization growth rates, general economic conditions and growth rates, income and purchasing power of resident consumers, anticipated demand for private residential properties, availability of future land supply and land prices, and governmental urban planning and development policies. Initially, these Tier 3 and Tier 4 cities and counties will be located in the Shaanxi province, China. We utilize a standardized and scalable model that emphasizes rapid asset turnover, efficient capital management and strict cost control. We plan to expand into strategically selected Tier 3 and Tier 4 cities and counties with real estate development potential in Shaanxi Province, and expect to benefit from rising demand for residential housing as a result of increasing income levels of consumers and growing populations in these cities and counties due to urbanization.

GGE BVI is a newly formed BVI business company incorporated under the laws of the British Virgin Islands and currently a wholly owned subsidiary of the Company. GGE BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, GGE BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of both of the Company and GGE BVI are located at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000, and the telephone number of each company is +(86) 091-6262-2612.

Background and Reasons for the Merger

We believe the merger, which would change our place of incorporation from the United States to the British Virgin Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

As noted, following the completion of the merger, GGE BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. GGE

BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as GGE BVI’s ordinary shares are listed on the Nasdaq, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, GGE BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if GGE BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        GGE BVI may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

•        GGE BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, GGE BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, GGE BVI will need to promptly furnish reports on Form 6-K any information that GGE BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, GGE BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, GGE BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        GGE BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        GGE BVI will not be required to conduct advisory votes on executive compensation;

•        GGE BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        GGE BVI will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        GGE BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        GGE BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

GGE BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold GGE BVI securities, you may receive less information about GGE BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, GGE BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, GGE BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, GGE BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain Nasdaq corporate governance standards.

Harney Westwood & Riegels LP, our British Virgin Islands counsel, has advised us that there are no comparable British Virgin Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any Nasdaq exemptions or accommodations for foreign private issuers following the merger.

We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the British Virgin Islands

There are certain disadvantages that accompany reorganizing in the British Virgin Islands, including:

•        British Virgin Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States; and

•        GGE BVI’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

GGE BVI’s corporate affairs are governed by GGE BVI’s memorandum and articles of association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors and officers of GGE BVI actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under British Virgin Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of GGE BVI’s directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon GGE BVI or such persons, or to enforce against them in courts of the United States, British Virgin Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

•        The Company has formed GGE BVI, with the Company holding one ordinary share issued by GGE BVI.

•        Following the Annual Meeting, provided we have obtained the requisite stockholder approval, (i) the Company will merge with and into GGE BVI, with GGE BVI surviving, and (ii) the single ordinary share of GGE BVI issued and outstanding and registered in the name of the Company shall be surrendered by the Company upon which the Company shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of GGE BVI with respect to such share and the surrendered share shall be cancelled. All outstanding shares of the Company common stock will be converted into the right to receive an equal number of ordinary shares of GGE BVI, which shares will be issued by GGE BVI as part of the merger.

•        As a result, the existence of the Company will, upon completion of the merger, cease and GGE BVI shall continue as the surviving entity.

Immediately prior to the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by GGE BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of GGE BVI as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and GGE BVI shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by the Company stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

GGE BVI expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with the Company. The GGE BVI indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that GGE BVI indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with GGE BVI, any subsidiary of GGE BVI or another entity where he or she is or was serving at GGE BVI’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan. The indemnification agreements also provide for the advancement of defense expenses by GGE BVI.

In addition, GGE BVI’s shareholder approval (from and after the Effective Time) of the Company equity compensation plans to be assumed by GGE BVI for purposes of Section 422(b) of the Code, was established through approval of such plan by the Company, as the sole stockholder of GGE BVI, immediately prior to the merger. As part of the merger, GGE BVI will assume the Company’s any other plans and programs as provided in the Merger Agreement as may be amended immediately prior to the Effective Time. Although the merger will constitute a change in control for purposes of the foregoing equity compensation plans and other agreements with the Company’s executive officers, we will not incur any obligation as a result of the merger under the terms of the plans and agreements since GGE BVI will assume the plans and agreements and any such obligation will be waived in connection with the merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.      the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.      none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.      the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.      the GGE BVI Class A ordinary shares to be issued pursuant to the merger have been authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions;

5.      all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, GGE BVI or their subsidiaries to consummate the merger have been obtained or made; and

6.      the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Stock Compensation and Benefit Plans and Programs

As part of the merger, GGE BVI has agreed to assume all of the Company’s rights and obligations under the Company’s 2022 Equity Incentive Plan as may be amended immediately prior to the Effective Time. The plan that provides benefits to employees of subsidiaries of the Company will, upon being assumed by GGE BVI, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of the Company common stock, following the merger, GGE BVI Class A ordinary shares will be issued, with no anticipated increase to our “overhang,” which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by GGE BVI in connection with the merger or shares otherwise available for issuance under our equity compensation plans assumed by GGE BVI. Except as described below, all rights to purchase or receive, or receive payment based on, the Company common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of GGE BVI Class A ordinary shares.

Effective Time

Provided that we have obtained the requisite stockholder approval at the Annual Meeting, we anticipate that the merger will become effective at 4:30 p.m., Eastern Time, on [            ]. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of the Company or our stockholders.

Management of GGE BVI

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of GGE BVI (to the extent the directors and officers of GGE BVI and the Company are not already identical), each such person to have the same office(s) with GGE BVI (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the GGE BVI shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, Nasdaq rules and regulations, the BVI Act and FBCA (including the filing with the Department of State of the State of Florida of articles of merger and the filing of plan and articles of merger and other relevant documents with the BVI Registry).

Rights of Dissenting Stockholders

Under the FBCA, you will not have appraisal rights in connection with the merger because, among other reasons, the GGE BVI shares you receive in the merger will be listed on Nasdaq.

Ownership in GGE BVI

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in GGE BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in GGE BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon GGE BVI Class A ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in GGE BVI’s register of members upon completion of the merger. Registered holders of GGE BVI’s ordinary shares seeking to transfer GGE BVI Class A ordinary shares following the merger will be required to provide customary transfer documents required by GGE BVI’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of GGE BVI Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new GGE BVI share certificates promptly following the merger. We will request that all the Company stock certificates be returned to GGE BVI’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new GGE BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Securities Transfer Corporation, which will continue to serve as the transfer agent for GGE BVI Class A ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on Nasdaq under the symbol “GGE.” There is currently no established public trading market for GGE BVI’s ordinary shares. However, it is a condition to the completion of the merger that the shares of GGE BVI will be authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, GGE BVI’s ordinary shares will be authorized for listing on Nasdaq, and we expect such shares will be traded on the exchange under the symbol “GGE.”

It is anticipated that GGE BVI will qualify as a foreign private issuer in the U.S. following the merger. As a foreign private issuer, GGE BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain Nasdaq corporate governance standards. However, we do not intend to initially rely on any Nasdaq exemptions or accommodations for foreign private issuers following the merger.

Accounting Treatment of the Merger

The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. Please see the section entitled “Summary — Summary Pro Forma Financial Information.”

Taxation

The following discussion of the material British Virgin Islands, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws.

British Virgin Islands Taxation

The British Virgin Islands Government (or any other taxing authority in the British Virgin Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the British Virgin Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to GGE BVI levied by the Government of the British Virgin Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the British Virgin Islands. No stamp duties or other similar taxes or charges are payable under the laws of the British Virgin Islands in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the British Virgin Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed merger be executed in or brought within the jurisdiction of the British Virgin Islands. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

People’s Republic of China Taxation

Under the CIT Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the merger or what effect, if any, the merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If GGE BVI is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if GGE BVI is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if GGE BVI is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non-PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If GGE BVI is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of GGE BVI Class A ordinary shares

The following is a summary of material U.S. federal income tax consequences of the merger and of the ownership and disposition of GGE BVI Class A ordinary shares after the merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Hunter Taubman Fischer and Li LLC, our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

•        banks, insurance companies or other financial institutions;

•        persons subject to the alternative minimum tax;

•        tax-exempt organizations;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

•        dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•        holders who acquired our stock as compensation or pursuant to the exercise of a stock option

•        persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

•        persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of GGE BVI Class A ordinary shares.

Tax Consequences of the Merger to the Company and GGE BVI

GGE BVI Will Be Treated As a U.S. Corporation

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, GGE BVI will be treated as a U.S. corporation for all purposes under the Code because (i) after the merger, GGE BVI will not have substantial business activities in the British Virgin Islands and (ii) the former holders of the Company common stock will hold, by reason of owning shares of the Company common stock, at least 80% or more of the GGE BVI Class A ordinary shares. Because GGE BVI will be treated as a U.S. corporation for all purposes under the Code, GGE BVI will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

Taxation of the Company and GGE BVI

We expect that neither the Company nor GGE BVI will incur U.S. income tax as a result of completion of the merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of GGE BVI Class A ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of GGE BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of GGE BVI that are received in the merger generally will include such U.S. holder’s holding period for the common stock of the Company surrendered.

U.S. holders who owned at least 5% of the Company’s outstanding stock or the Company common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive GGE BVI Class A ordinary shares as a result of the merger will be required to file with such U.S. holders’ U.S. federal income tax returns for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the Company common stock surrendered in the merger.

U.S. holders should note that the state income tax consequences of the merger depend on the tax laws of such state. It is possible that the merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of GGE BVI Class A ordinary shares to U.S. Holders

Distributions

GGE BVI does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on GGE BVI Class A ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the GGE BVI Class A ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. holders of GGE BVI Class A ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the GGE BVI Class A ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the GGE BVI Class A ordinary shares have been held for more than one year. A U.S. holder’s holding period for GGE BVI Class A ordinary shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of GGE BVI Class A ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of GGE BVI Class A ordinary shares.

Consequences if the Merger Does Not Qualify as a Reorganization

If contrary to the opinion described above, the merger fails to qualify as a reorganization, subject to the PFIC rules discussed below, a U.S. holder that exchanges its stock of the Company for the merger consideration will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the GGE BVI shares received, (b) the amount of cash consideration received pursuant to the merger, and (c) any cash received in lieu of fractional GGE BVI shares, and (ii) the U.S. holder’s adjusted tax basis in the stock of the Company exchanged. A U.S. holder’s aggregate tax basis in the GGE BVI shares received will be the fair market value of those shares on the date the U.S. holder receives them. The U.S. holder’s holding period for the GGE BVI shares received pursuant to the merger will begin on the day after the date the U.S. holder receives such GGE BVI.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. holder’s holding period for the shares of the Company exceeds one year at the time of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. Any gain recognized by a U.S. holder will be treated as income from sources within the United States for U.S. foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

PFIC Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any corporation in which it is considered to own at least 25 percent of the shares, by value).

The Company was a Domestic U.S. Corporation (and/or for any other reason that might be excluded from being characterized as a PFIC) and therefore was not a PFIC for its 2023 taxable year and does not expect to be a PFIC in its current year. If (a) the Company has been a PFIC for any taxable year during the holding period of a U.S. holder (and a U.S. holder of the Company stock has not made certain elections with respect to its Company stock), and (b) GGE BVI is not a PFIC in the taxable year of the merger (as expected), such U.S. holder would likely recognize gain (but not loss if the merger qualifies as a reorganization) upon the exchange of the Company stock for GGE BVI shares pursuant to the merger. The gain (or loss) would be computed as described above under “— Consequences if the Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. holder on the exchange of the Company stock for GGE BVI shares would be allocated ratably over the U.S. holder’s holding period for the Company stock. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which the Company was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that the Company became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

GGE BVI believes that it was not a PFIC for its 2023 taxable year and, based on the nature of its business, and the current and anticipated composition of its income and assets (including the the Company assets acquired in the merger), GGE BVI anticipates that it will not be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or the foreseeable future, namely in connection with application of IRC Section 7874. However, this is a factual determination made annually after the close of each taxable year, based on GGE BVI’s composition of income and assets and shareholders. Accordingly, in an abundance of caution, If GGE BVI were characterized as a PFIC for any taxable year, U.S. holders of GGE BVI shares would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of offered shares treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the GGE BVI shares. U.S. holders would also be subject to annual information reporting requirements. In addition, if GGE BVI were a PFIC in a taxable year in which GGE BVI paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of the Company stock for merger consideration pursuant to the merger and, after the merger, their ownership of the GGE BVI shares.

Tax Consequences of the Merger to Non-U.S. Holders

The receipt of GGE BVI Class A ordinary shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of GGE BVI Class A ordinary shares to Non-U.S. Holders

Distributions

GGE BVI does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on GGE BVI Class A ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the GGE BVI Class A ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Any dividends paid to a non-U.S. holder by GGE BVI are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of GGE BVI Class A ordinary shares generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

•        the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        GGE BVI is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held GGE BVI Class A ordinary shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of GGE BVI Class A ordinary shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Vote Required

Proposal No. 4 (the approval of the adoption of the Merger Agreement) will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” approval of the Merger Agreement.

The Board unanimously recommends that you vote all of your shares “FOR” the ratification and approval of the Merger Agreement as described in this Proposal No. 4.

PROPOSAL FIVE: APPROVAL OF THE ADOPTION OF THE M&A

Proposed Memorandum and Articles of Association (“M&A”)

The Board of the Company approved, and directed that there be submitted to the shareholders of the Company for approval, the adoption of an amended and restated Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A Ordinary Shares, no par value (the “Class A Ordinary Shares”), and 50,000,000 Class B ordinary shares, no par value (the “Class B Ordinary Shares”).

Following the adoption of the M&A, each Class A Ordinary Share would be entitled to one (1) vote and each Class B Ordinary Share would be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company and with such other rights, preferences and privileges as set forth in the M&A.

Procedure for Implementing the adoption of the M&A

The M&A would become effective upon the filing of the approved M&A with the BVI Registry pursuant to the BVI Act.

Purpose of the Proposed M&A

The M&A sets out the rights attaching to the new Class A Ordinary Shares and Class B Ordinary Shares and will serve as the memorandum and articles of association of the Company following the proposed merger set forth in Proposal 4 above.

Vote Required

Proposal No. 5 (the approval of adoption of the M&A) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the adoption of the M&A as described in this Proposal No. 5.

PROPOSAL NO. 6 — APPROVAL OF THE RECLASSIFICATION

Proposed Amendment of Share Capital

The Board of the Company approved, and directed that there be submitted to the shareholders of the Company for approval, an alteration to the existing shares of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”).

Potential Adverse Effects of the Reclassification

Future issuances of Class B Ordinary Shares could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current holders of Company’s common stock which will be converted into the Class A Ordinary Shares on a one-on-one ratio. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Effectiveness of the Reclassification

If the proposed Reclassification is adopted, it will become effective upon the approval of the shareholders meeting. If the Merger Agreement and the Reclassification are approved by our shareholders, it is required for shareholders to surrender their existing stock certificates. The Company’s transfer agent will mail a letter of transmittal to the shareholders who hold physical stock certificates with detailed written instructions for exchanging the stock certificates of common stock for stock certificates of Class A Ordinary Shares.

Vote Required

Proposal No. 6 (the approval of the Reclassification) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the Reclassification as described in this Proposal No. 6.

EXECUTIVE OFFICERS

Our executive officers as of September 30, 2023 is as follows:

The following identified persons (the “Named Executive Officers”) of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended September 30, 2023 and 2022. All compensation listed is in US dollars. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Totals ($)
Yuhuai Luo, Chief executive Officer and Chairman of the Board	2023	—	—	—	—

Neng Chen, former Chief Executive Officer and Chairman of the Board(1)	2023	—	—	—	—
	2022	30,519	—	—	30,519

Xiaojun Zhu, Former Chief Executive Officer and Chairman of the Board(1)	2023	—	—	—	—
	2022	—	—	—	—

Rongrong Dai, Chief Financial Officer(2)	2023	—	—	—	—
	2022	—	—	—	—

Jian Zhang, Independent Director	2023	—	—	—	—

Xinping Li, Independent Director	2023	5,026	—	—	5,026

Qingfeng Zhou, Independent Director	2023	—	—	—	—

Ms. Liu became our chief operating officer on October 17, 2022, therefore no compensation was paid to Ms. Liu for the year ended September 30, 2022.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table in fiscal 2022 and 2023.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal 2022 and 2023 by any executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a Named Executive Officer in fiscal 2022 and 2023 under any LTIP.

Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Employment Contracts and Termination of Employment

The Company is under a contract with Ms. Rongrong Dai to serve as Chief Financial Officer of the Company for a term of two years, which automatically renews for additional one-year term unless previously terminated on three months written notice by either party. Pursuant to the contract, Ms. Dai does not have an initial base salary. Ms. Dai did not receive bonus or restricted stock for the years ended September 30, 2023 and 2022. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including (1) a lump sum cash payment equal to 1 months of the Executive’s base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of her target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for 12 months fo1lowing the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Ms. Dai.

Outstanding Equity Awards at Fiscal 2023 Year End

None.

Enforceability of Civil Liabilities

All of our executives are residents of the PRC.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism.

Efforts by shareholders of GGE BVI to obtain recourse against the management of GGE BVI in U.S. courts will likely also be unavailing. It will be difficult for the shareholders of GGE BVI to effect service of process upon members of our management who reside in China — in general, Chinese authorities will not assist in performing the service. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, even if a shareholder were successful in obtaining judgment against an officer or director of GGE BVI in a U.S. court, recognition and enforcement in China of judgments of a court in the U.S. in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports. Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2023 all reporting persons timely filed the required reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and indemnification agreements with each of its directors and certain executive officers which require the Company to indemnify such individuals, to the fullest extent permitted by Florida law, for certain liabilities to which they may become subject as a result of their affiliation with the Company, there was not during fiscal year 2023 nor is there currently proposed, any transaction or series of similar transactions to which Green Giant was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent shareholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Audit Committee is responsible for reviewing and approving in advance any proposed related person transactions. The Audit Committee reviews any such proposed related person transactions on a quarterly basis, or more frequently as appropriate. In cases in which a transaction has been identified as a potential related person transaction, management must present information regarding the proposed transaction to the Audit Committee for consideration and approval or ratification. During fiscal 2023, the Audit Committee was also responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such policies.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2023 with our management. In addition, the Audit Committee has discussed with OneStop Assurance PAC, our independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (as superseded by Statement on Auditing Standards No. 114). The Audit Committee also has received the written disclosures and the letter from OneStop Assurance PAC as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with OneStop Assurance PAC the independence of OneStop Assurance PAC.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent accountants and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Respectfully submitted by:

Jian Zhang (Chair)

Xinping Li

Qingfeng Zhou

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

Please see the discussion of “householding” on page 57 above.

INCORPORATION BY REFERENCE

The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Green Giant specifically incorporates it by reference into such filing.

For the Board of Directors

/s/ Yuhuai Luo

Chairman of the Board

[            ], 2024